Castlight Health Announces Fourth Quarter and Full Year 2016 Results

Total Revenue of $101.7 Million for the Year, Up 35% Y-o-Y
Record High Gross Margin and $1.7M Cash Used in Operations in 4Q 2016
Jiff Acquisition Expected to Close at the End of 1Q 2017

SAN FRANCISCO - February 15, 2017 - Castlight Health, Inc. (NYSE:CSLT), a leading health benefits platform provider, today announced results for its fourth quarter and full year ended December 31, 2016.

“2016 was an important year for Castlight as we executed on key initiatives to drive long-term growth, increase adoption of our full platform, and improve our operating performance,” said Giovanni Colella, M.D., co-founder and chief executive officer of Castlight Health. “With two-thirds of our new customers in 2016 purchasing the full Castlight platform, we are seeing strong traction with our health benefits platform that I believe will be even further enhanced by the Jiff acquisition.”

Financial Performance for the Three Months Ended December 31, 2016

•
Total revenue for the fourth quarter of 2016 was $29.9 million, an increase of 40% from the fourth quarter of 2015. Subscription revenue was $28.2 million, an increase of 41% on a year-over-year basis.

•
Gross margin for the fourth quarter of 2016 was 71.9%, compared to a gross margin of 54.7% in the fourth quarter of 2015. Non-GAAP gross margin for the fourth quarter of 2016 was 74.8% compared to a non-GAAP gross margin of 58.6% in the fourth quarter of 2015.

•
Operating loss for the fourth quarter of 2016 was $9.2 million, compared to an operating loss of $19.1 million in the fourth quarter of 2015. Non-GAAP operating loss for the fourth quarter of 2016 was $1.5 million, compared to a non-GAAP operating loss of $14.9 million in the fourth quarter of 2015.

•
Net loss per basic and diluted share was $0.09 in the fourth quarter of 2016, compared to a net loss per basic and diluted share of $0.20 in the fourth quarter of 2015. The non-GAAP net loss per basic and diluted share for the fourth quarter of 2016 was $0.01, compared to a non-GAAP net loss per basic and diluted share of $0.16 in the fourth quarter of 2015. For both GAAP and non-GAAP purposes, the weighted average basic and diluted share count for the fourth quarter of 2016 was 104.0 million compared to 95.0 million in the fourth quarter of 2015.

•
Total cash, cash equivalents and marketable securities were $114.6 million at the end of the fourth quarter of 2016. Cash used in operations for the fourth quarter of 2016 was $1.7 million, compared to $12.0 million used in operations in the fourth quarter of 2015.

Financial Performance for the Year Ended December 31, 2016

•	Total revenue for 2016 was $101.7 million, an increase of 35% from 2015. Subscription revenue was $95.0 million, an increase of 35% on a year-over-year basis.

•	Gross margin for 2016 was 66.0%, compared to a gross margin of 55.2% in 2015. Non-GAAP gross margin for 2016 was 69.5% compared to a non-GAAP gross margin of 58.6% in 2015.

•
Operating loss for 2016 was $59.0 million, compared to an operating loss of $80.2 million in 2015. Non-GAAP operating loss for 2016 was $30.6 million, compared to a non-GAAP operating loss of $64.5 million in 2015.

•
Net loss per basic and diluted share was $0.58 in 2016, compared to a net loss per basic and diluted share of $0.85 in 2015. Non-GAAP net loss per basic and diluted share for 2016 was $0.30, compared to a net loss per basic and diluted share of $0.68 in 2015. For both GAAP and non-GAAP purposes, the weighted average basic and diluted share count for 2016 was 100.8 million compared to 93.8 million in 2015.

•	Total cash, cash equivalents and marketable securities were $114.6 million at the end of 2016. Cash used in operations for 2016 was $37.0 million, compared to $56.9 million used in operations in 2015.

A reconciliation of GAAP to non-GAAP results has been provided in this press release in the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures”.

"We are pleased that Castlight delivered revenue at the high-end of our guidance range and an operating loss that was meaningfully below our guidance for the full year 2016," said John Doyle, president and chief operating officer of Castlight Health. "As we start 2017 with an even stronger foundation for growth in place, I am excited by the prospect of combining the Castlight and Jiff teams to leverage our complementary strengths in product, data, channel partners, and client relationships. We believe we are well positioned to accelerate our growth and capitalize on the massive opportunity in the health benefits market."

Strategic Acquisition of Jiff
On January 4, 2017, Castlight and Jiff announced their agreement to come together to form a single company, which will offer the most comprehensive health benefits platform in the industry. The combined company’s platform will seek to improve every aspect of an employee’s health experience - from managing physical, mental and financial wellness, to accessing care and managing a condition - while helping benefits and HR leaders lower healthcare costs and increase workforce wellbeing.

Castlight will issue approximately 27 million shares and options at the closing of the transaction to former Jiff equity holders, representing approximately 20 percent of the combined company on a fully-diluted basis. The issuance of up to an additional 4 million shares is contingent on the achievement of specific growth objectives for the Jiff business in 2017. The transaction is expected to close at the end of the first quarter of 2017 following satisfaction of customary closing conditions.

Following the closing of the transaction, Castlight’s president and chief operating officer, John Doyle, will assume the role of chief executive officer of the combined business. Jiff’s current CEO, Derek Newell, will become president of the combined company, responsible for sales and marketing, research and development, and professional services, and will report directly to John Doyle. Giovanni Colella will continue his service with Castlight in the role of executive chairman of the board of directors, focusing on deepening key partner and customer relationships. In addition, effective upon closing the transaction, John Doyle and two members of the current Jiff board of directors, Derek Newell and James Currier, will be appointed to the Castlight board of directors. In addition, Ann Lamont, one of Castlight's current board members, will step down.

For more information on the Castlight/Jiff announcement, please see the January 4, 2017 press release entitled “Castlight Health Announces Strategic Acquisition of Jiff” on www.castlighthealth.com.

Business Outlook
The Company is reiterating the guidance ranges it provided in its January 4, 2017 press release announcing the Castlight’s strategic acquisition of Jiff. The combined company is expected to generate approximately $138 to $142 million in pro forma non-GAAP revenue for the full year 2017, which assumes a full year of revenue contribution from Jiff and no impact from purchase accounting adjustments. The high-end of this range assumes that Castlight contributes $123 million and Jiff contributes $19 million. This would represent pro forma growth of approximately 27% to 30% for the combined company, as compared to pro forma revenue of approximately $109 million for the full year 2016. Management believes the combined company will be well positioned to sustain this level of pro forma growth in 2018.

As an early-stage company, Jiff has been in investment mode to support their growth rate. As Jiff is integrated with Castlight, management expects to realize operating efficiencies which, when combined with an accelerated revenue growth profile, is expected to enable the combined company to reach cash flow breakeven by the end of 2018. Management expects the cash balance of the combined company will be $60 million or greater when this breakeven milestone is reached.

As part of the acquisition's close process, Jiff's accounting policies will be conformed to Castlight's, which could cause Jiff's actual results to differ from the financial metrics shared in this release. After the close of the transaction, Castlight plans to provide GAAP revenue guidance for the combined company when it announces financial results for the first quarter of 2017. At this time, the company believes it will have completed its valuation work and adjustments related to purchase accounting considerations regarding Jiff.

Quarterly Conference Call
Castlight Health will host a conference call to discuss its fourth quarter and full year 2016 results today at 5:00 p.m. Eastern Time. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations website at http://ir.castlighthealth.com. In addition, an archive of the webcast can be accessed through the same link. The conference call can also be accessed by dialing (877) 201-0168 or (647) 788-4901. The conference ID number is 57965561. A replay will be available for one week at (800) 585-8367 or (416) 621-4642, passcode 57965561.

About Castlight Health
Our mission is to empower people to make the best choices for their health and to help companies make the most of their health benefits. We offer a health benefits platform that engages employees to make better healthcare decisions and can guide them to the right program, care, and provider. The platform also enables benefit leaders to communicate and measure their programs while driving employee engagement with targeted, relevant communications. Castlight has partnered with enterprise customers, spanning millions of lives, to improve healthcare outcomes, lower costs, and increase benefits satisfaction.

For more information visit www.castlighthealth.com. Follow us on Twitter and LinkedIn and Like us on Facebook.

Non-GAAP Financial Measures
To supplement Castlight Health’s financial statements presented in accordance with generally accepted accounting principles (GAAP), we also use and provide investors and others with non-GAAP measures of certain components of financial performance, including non-GAAP gross margin, non-GAAP operating expense, non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per share. These non-GAAP financial measures differ from GAAP financial measures in that they exclude stock-based compensation, warrant expense, litigation settlement, charges related to a reduction in workforce, capitalization and amortization of internal-use software and charges related to the proposed acquisition and the associated tax impact of these items, where applicable.

We believe that these non-GAAP financial measures provide useful supplemental information to investors and others, facilitate the analysis of the company’s core operating results and comparison of operating results across reporting periods, and can help enhance overall understanding of the company’s historical financial performance.

We have provided a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure, except that we have not reconciled our non-GAAP operating loss and net loss per share guidance for the full year 2017 to comparable GAAP operating loss and net loss per share guidance because we do not provide guidance for stock-based compensation expense, capitalization and amortization of internal-use software and charges related to the proposed acquisition, which are reconciling items between GAAP and non-GAAP operating loss. The factors that may impact our future stock-based compensation expense and capitalization and amortization of internal-use software are out of our control and/or cannot be reasonably predicted, and therefore we are unable to provide such guidance without unreasonable effort. Factors include our market capitalization and related volatility of our stock price and our inability to project the cost or scope of internally produced software and charges related to the proposed acquisition for the year.

These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Castlight Health encourages investors and others to review the company’s financial information in its entirety and not rely on a single financial measure.

Safe Harbor Statement
This press release contains forward-looking statements about Castlight Health’s expectations, plans, intentions, and strategies, including, but not limited to, statements regarding Castlight Health’s 2017 full year projections, our expectations for future performance of our business, market growth and business conditions, future innovation by the company and future developments with respect to the digital healthcare industry, and shares to be issued, pro forma guidance , the closing and the expected closing date of the Jiff acquisition and the impact on our business relating to the completion of the Jiff acquisition. Statements including words such as “anticipate,” “believe,” “estimate,” “will,” “continue,” “expect,” or “future,” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties include those described in Castlight Health’s documents filed with or furnished to the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available to Castlight Health as of the date hereof. Castlight Health assumes no obligation to update these forward-looking statements.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
 In connection with the proposed transaction between Castlight Health, Inc. (“Castlight”) and Jiff, Inc. (“Jiff”), Castlight has filed a registration statement on Form S-4 with the Securities and Exchange Commission ("SEC") (Registration Statement No. 333-215861), and this registration statement, as amended, was declared effective by the SEC on February 14, 2017. This registration statement contains a joint proxy statement/prospectus/information statement and relevant materials concerning the proposed transaction. Castlight and Jiff will mail the definitive joint proxy statement/prospectus/information statement to their respective stockholders. Additionally, Castlight intends to file with the SEC other relevant materials in connection with the proposed transaction.    STOCKHOLDERS OF CASTLIGHT AND JIFF ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS/INFORMATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov. Documents will also be available for free from Castlight at www.castlighthealth.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities in connection with the proposed transaction shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

 Castlight and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Castlight’s stockholders with respect of the matters relating to the proposed transaction. Jiff and its officers and directors may also be deemed a participant in such solicitation. Information regarding any interest that Castlight, Jiff or any of the executive officers or directors of Castlight or Jiff may have in the proposed transaction with Jiff is included in the joint proxy statement/prospectus/information statement that Castlight has filed with the SEC in connection with its stockholder vote on matters relating to the proposed transaction.  Information about the directors and executive officers of Castlight, including their respective interest in security holding of Castlight, is set forth in the proxy statement for Castlight’s 2016 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2016. Stockholders may obtain additional information regarding the interest of such participants by reading the definitive joint proxy statement/prospectus/information statement regarding the proposed transaction when it becomes available. These documents can be obtained free of charge from the sources indicated above.

Copyright 2017 Castlight Health, Inc. Castlight Health® is the registered trademark of Castlight Health, Inc. Other company and product names may be trademarks of the respective companies with which they are associated.

CASTLIGHT HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	As of
	December 31, 2016	December 31, 2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$48,722	$19,150
Marketable securities	65,882	101,274
Accounts receivable, net	14,806	12,751
Deferred commissions	8,218	5,438
Prepaid expenses and other current assets	3,382	3,772
Total current assets	141,010	142,385
Property and equipment, net	5,285	6,896
Marketable securities, noncurrent	—	13,335
Restricted cash, noncurrent	1,144	1,000
Deferred commissions, noncurrent	5,050	4,923
Other assets	4,677	4,735
Total assets	$157,166	$173,274
Liabilities and stockholders’ equity
Liabilities:
Accounts payable	$2,288	$3,384
Accrued expenses and other liabilities	7,605	5,947
Accrued compensation	9,443	11,477
Deferred revenue	35,868	34,112
Total liabilities	55,204	54,920
Stockholders’ equity	101,962	118,354
Total liabilities and stockholders’ equity	$157,166	$173,274

CASTLIGHT HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenue:
Subscription	$28,157	$19,933	$95,016	$70,350
Professional services	1,740	1,382	6,684	4,965
Total revenue	29,897	21,315	101,700	75,315
Cost of revenue:
Cost of subscription (1)	4,245	3,885	16,463	12,417
Cost of professional services (1)	4,157	5,770	18,098	21,351
Total cost of revenue	8,402	9,655	34,561	33,768
Gross profit	21,495	11,660	67,139	41,547
Operating expenses:
Sales and marketing (1)	13,923	16,579	58,800	67,414
Research and development (1)	9,841	8,224	40,460	30,077
General and administrative (1)	6,957	5,983	26,859	24,274
Total operating expenses	30,721	30,786	126,119	121,765
Operating loss	(9,226)	(19,126)	(58,980)	(80,218)
Other income, net	128	68	432	298
Net loss	$(9,098)	$(19,058)	$(58,548)	$(79,920)
Net loss per share, basic and diluted	$(0.09)	$(0.20)	$(0.58)	$(0.85)
Weighted-average shares used to compute basic and diluted net loss per share	103,976	94,969	100,798	93,753
_______________________

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Cost of revenue:
Cost of subscription	$139	$87	$506	$283
Cost of professional services	493	653	1,961	2,175
Sales and marketing	2,199	1,822	8,843	7,705
Research and development	1,659	1,154	5,959	3,498
General and administrative	1,267	1,069	4,743	4,169

CASTLIGHT HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Operating activities:
Net loss	$(9,098)	$(19,058)	$(58,548)	$(79,920)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	762	646	3,168	2,024
Stock-based compensation	5,757	4,785	22,012	17,830
Amortization of deferred commissions	1,913	934	5,070	3,510
Accretion and amortization of marketable securities	75	259	481	1,385
Changes in operating assets and liabilities:
Accounts receivable	1,082	894	(2,055)	(1,654)
Deferred commissions	(3,574)	(4,287)	(7,977)	(7,633)
Prepaid expenses and other assets	515	1,354	448	328
Accounts payable	(1,335)	(70)	(1,035)	646
Accrued expenses and other liabilities	3,755	1,604	(291)	(136)
Deferred revenue	(1,562)	982	1,756	6,752
Net cash used in operating activities	(1,710)	(11,957)	(36,971)	(56,868)
Investing activities:
Restricted cash	(144)	—	(144)	(1,000)
Investment in related party	—	—	—	(4,125)
Purchase of property and equipment, net	(115)	(1,877)	(1,702)	(5,376)
Purchase of marketable securities	(25,021)	(33,543)	(98,184)	(119,867)
Sales of marketable securities	—	—	—	5,000
Maturities of marketable securities	20,351	40,092	146,508	180,111
Net cash (used) in provided by investing activities	(4,929)	4,672	46,478	54,743
Financing activities:
Proceeds from the exercise of stock options	253	764	2,829	3,944
Proceeds from issuance of common stock and warrants	—	—	17,358	—
Payments of deferred financing costs	—	—	(122)	(94)
Net cash provided by financing activities	253	764	20,065	3,850

Net (decrease) increase in cash and cash equivalents	(6,386)	(6,521)	29,572	1,725
Cash and cash equivalents at beginning of period	55,108	25,671	19,150	17,425
Cash and cash equivalents at end of period	$48,722	$19,150	$48,722	$19,150

CASTLIGHT HEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015
Gross profit:
GAAP gross profit subscription	$23,912	$19,879	$16,048	$78,553	$57,933
Stock-based compensation	139	139	87	506	283
Amortization of internal-use software	244	244	124	976	196
Reduction in workforce	—	—	—	5	—
Non-GAAP gross profit subscription	$24,295	$20,262	$16,259	$80,040	$58,412
GAAP gross margin subscription	84.9%	83.3%	80.5%	82.7%	82.3%
Non-GAAP gross margin subscription	86.3%	84.9%	81.6%	84.2%	83.0%

GAAP gross loss professional services	$(2,417)	$(2,344)	$(4,388)	$(11,414)	$(16,836)
Stock-based compensation	493	456	653	1,961	2,175
Capitalization of internal-use software	—	—	(30)	—	(63)
Reduction in workforce	—	4	—	103	—
Non-GAAP gross loss professional services	$(1,924)	$(1,884)	$(3,765)	$(9,350)	$(14,724)
GAAP gross margin professional services	(139)%	(143)%	(318)%	(171)%	(330)%
Non-GAAP gross margin professional services	(111)%	(115)%	(272)%	(140)%	(287)%

GAAP gross profit	$21,495	$17,535	$11,660	$67,139	$41,547
Impact of non-GAAP adjustments	876	843	834	3,551	2,591
Non-GAAP gross profit	$22,371	$18,378	$12,494	$70,690	$44,138
GAAP gross margin	71.9%	68.8%	54.7%	66.0%	55.2%
Non-GAAP gross margin	74.8%	72.1%	58.6%	69.5%	58.6%
Operating expense:
GAAP sales and marketing	$13,923	$13,143	$16,579	$58,800	$67,414
Stock-based compensation	(2,199)	(2,190)	(1,822)	(8,843)	(7,705)
Reduction in workforce	—	(48)	—	(422)	—
Non-GAAP sales and marketing	$11,724	$10,905	$14,757	$49,535	$59,709
GAAP research and development	$9,841	$10,573	$8,224	$40,460	$30,077
Stock-based compensation	(1,659)	(1,631)	(1,154)	(5,959)	(3,498)
Capitalization of internal-use software	—	—	620	—	2,256
Reduction in workforce	—	(18)	—	(136)	—
Non-GAAP research and development	$8,182	$8,924	$7,690	$34,365	$28,835
GAAP general and administrative	$6,957	$5,338	$5,983	$26,859	$24,274
Stock-based compensation	(1,267)	(1,236)	(1,069)	(4,743)	(4,169)
Litigation settlement	—	—	—	(2,876)	—
Reduction in workforce	—	(10)	—	(90)	—
Acquisition expenses	(1,731)	—	—	(1,731)	—
Non-GAAP general and administrative	$3,959	$4,092	$4,914	$17,419	$20,105
GAAP operating expense	$30,721	$29,054	$30,786	$126,119	$121,765
Impact of non-GAAP adjustments	(6,856)	(5,133)	(3,425)	(24,800)	(13,116)
Non-GAAP operating expense	$23,865	$23,921	$27,361	$101,319	$108,649

Operating loss:
GAAP operating loss	$(9,226)	$(11,519)	$(19,126)	$(58,980)	$(80,218)
Impact of non-GAAP adjustments	7,732	5,976	4,259	28,351	15,707
Non-GAAP operating loss	$(1,494)	$(5,543)	$(14,867)	$(30,629)	$(64,511)

Net loss and net loss per share:
GAAP net loss	$(9,098)	$(11,403)	$(19,058)	$(58,548)	$(79,920)
Total pre-tax impact of non-GAAP adjustments	7,732	5,976	4,259	28,351	15,707
Income tax impact of non-GAAP adjustments	—	—	—	—	—
Non-GAAP net loss	$(1,366)	$(5,427)	$(14,799)	$(30,197)	$(64,213)
GAAP net loss per share, basic and diluted	$(0.09)	$(0.11)	$(0.20)	$(0.58)	$(0.85)
Non-GAAP net loss per share, basic and diluted	$(0.01)	$(0.05)	$(0.16)	$(0.30)	$(0.68)
Shares used in basic and diluted net loss per share computation	103,976	103,147	94,969	100,798	93,753

Castlight Media Contact:
Courtney Lamie
press@castlighthealth.com
276-492-4248

Castlight Investor Contact:
Gary J. Fuges, CFA
ir@castlighthealth.com
415-829-1680